ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the “Agreement”) made as of June 30, 2009 between Elecsys International Corporation, a Kansas corporation (the “Buyer”), and MBBS, S.A. (“MBBS” or the “Seller”), a company incorporated under the laws of Switzerland.

RECITALS

WHEREAS, MBBS desires to sell, assign, transfer, convey and deliver to Buyer and Buyer desires to purchase from MBBS the Assets (as defined below) of MBBS, subject to the terms and conditions of this Agreement;

WHEREAS, MBBS desires to assign, transfer, convey and deliver to Buyer and Buyer desires to assume (i) the MBBS Assets (as defined below) and (ii) all of MBBS’s rights and obligations related to the Assumed Liabilities (as defined below), subject to the terms and conditions of this Agreement;

WHEREAS, BSN Systems, Inc. (“BSN”), a Delaware corporation, owns the majority of the outstanding shares of MBBS;

WHEREAS, Buyer is a wholly-owned subsidiary of Elecsys Corporation (“Elecsys”), a Kansas corporation;

WHEREAS, BSN and Elecsys had previously entered into a Stock Purchase Agreement, dated March 19, 2009, whereby BSN had agreed to transfer to Elecsys, and Elecsys had agreed to acquire from BSN, 100% of the outstanding MBBS shares in exchange for Elecsys Common Stock; and

WHEREAS, the Closing of the transaction contemplated by the aforementioned Stock Purchase Agreement was not completed prior to the termination of that agreement which was automatically triggered 90 days after its execution.

NOW THEREFORE, the parties, intending to be legally bound, and in reliance upon the representations, warranties and other terms set forth herein, hereby agree as follows:

1.

Definitions.  Unless the context otherwise requires, the terms defined in this Section will have the meanings herein specified for all purposes of this Agreement:

(a)

“Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and set forth in Exhibit 1(a).

(b)

“Agreement” means this Asset Purchase Agreement, including all Schedules and Exhibits hereto, as this Agreement may be from time to time amended, modified or supplemented.

(c)

“SEC” means the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act.

(d)

“Exchange Act” means the U.S. Securities Exchange Act of 1934 or any similar U.S. federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

(e)

“Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

(f)

“Indebtedness” means any obligation, contingent or otherwise.  Any obligation secured by a Lien on, or payable out of the proceeds of, property of the relevant party will be deemed to be Indebtedness.

(g)

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the controlling law of any jurisdiction in which any of the Assets are located and including any lien or charge arising by Law.

(h)

“Elecsys Common Stock” means Elecsys common shares, US $0.01 par value per share.

(i)

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

(j)

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any similar U.S. federal statute, and the rules and regulations of the SEC thereunder, all as the same will be in effect at the time.

(k)

“Transaction” means the transaction contemplated by this Agreement.

(l)

“Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement, including any document deemed necessary or appropriate by Buyer to complete the Transaction and implement the objectives stated herein.

(m)

“U.S. Dollars” or “US $” means the currency of the United States of America.

(n)

“U.S.” means the United States of America.

2.

Assets Purchased and Sold.  Subject to the terms and conditions contained in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer all of Seller’s right, title and interest in and to the following assets (collectively, the “Assets”) on the Closing Date (as defined in Section 9 below):

(a)

All inventories of raw material, work-in-progress and finished goods of MBBS existing on the Closing Date;

(b)

All fixed assets that are either:  (i) reflected or included on MBBS’ financial statements or general ledger as “Property and Equipment”, or (ii) any equipment, tools, fixtures, or furniture necessary to the operation of MBBS’ business;

(c)

All intellectual property of MBBS, including, but not limited to, all patents, patent applications, designs, process knowledge, trade names, trademarks, service names, service marks, software, business processes, engineering drawings, art work, customer lists, vendor lists, the MBBS Internet URL, names, and phone number, all marketing and collateral material, and any other intellectual property of MBBS;

(d)

All purchase orders from, or contracts with, existing customers;

(e)

All deposits paid by MBBS;

(f)

All accounts receivable of MBBS;

(g)

All records and files necessary or appropriate to own or operate the Assets or perform the obligations explicitly assumed by Buyer; and

(h)

Any other assets of MBBS used in the operation of the MBBS business.

3.

Assignment and Assumption of the Liabilities.  Subject to the terms and conditions contained in this Agreement, on the Closing Date, Seller shall assign, transfer, convey and deliver to Buyer, and Buyer shall assume and pay, all of Seller’s right, title and interest in and to (i) all of  MBBS’ accounts payable existing on the Closing Date, provided that such payables are listed on (and only to the extent of the amount reflected on) Schedule 3 attached hereto, and (ii) all of MBBS’ purchase orders (except those that are not related to operating the business) with vendors, customers and distributors existing on the Closing Date and set forth on Schedule 3.  The items referred to in clauses (i) and (ii) above are collectively referred to as the “Assumed Liabilities”.  On the Closing Date, Buyer shall assume sole responsibility to perform, satisfy and discharge all duties, obligations, terms, conditions and covenants arising after the Closing Date that the Seller is otherwise bound to perform, discharge or otherwise satisfy, to the extent, and only to the extent, such responsibilities, duties, obligations, terms, conditions and covenants are explicitly included in the Assumed Liabilities.  Except as set forth above, Buyer shall not assume, or be liable or responsible for, any liabilities, accounts payable, debts, loans, orders, contracts, agreements, leases, or other obligations of the Seller.

4.

Lease of Premises.  Buyer shall not assume any obligations pursuant to the lease for the premises currently occupied by MBBS (the “Premises”) but shall be granted the right by Seller upon Closing to occupy the Premises on the temporary basis described below.  Buyer will pay Seller a fee each month, equal to the prevailing monthly lease payment for the Premises at the Closing Date, for the right to occupy the Premises for each respective monthly period.  Buyer or Seller may terminate this temporary occupancy arrangement for the Premises at any time upon 30 days’ notice to the other Party.  Buyer shall have no other obligation related to the Premises, and Seller agrees to indemnify and hold Buyer harmless against any and all claims by any third party related to the Premises; provided, however, Buyer shall not be held harmless from any claims caused by acts or negligence of Buyer or its employees or agents.

5.

Employees of MBBS.  Buyer agrees to offer employment, either as a direct employee or as an independent contractor, to all persons who are full-time employees of MBBS at the time of Closing at a comparable rate of compensation as was being received from MBBS.  This obligation specifically excludes any MBBS employees given notice of termination by MBBS prior to the Closing Date.  If Buyer subsequently terminates any hired MBBS employee, whether they are a direct Buyer employee or an independent contractor, that person shall receive the same notice and severance benefits from Buyer that they would have received had they been terminated by MBBS prior to the Closing Date.

6.

Purchase Price.  In consideration of Seller’s sale of the Assets to Buyer, Buyer unconditionally agrees, in addition to assumption of the Assumed Liabilities, to pay to MBBS at Closing a total of 175,000 Shares of Elecsys Common Stock (hereinafter called the “Purchase Price”).

7.

Contingent Payments.  In addition to the Purchase Price to be paid at Closing, upon satisfaction of the conditions set forth in this Section 7, Buyer may make payments (“Contingent Payments”) to MBBS, or entities designated by MBBS, provided those entities are Accredited Investors, in the form of additional issued shares of Elecsys Common Stock (or U.S. Dollars of equivalent value, as discussed below) upon completion of each of the five (5) Elecsys fiscal years following Closing, as follows:

(a)

At the conclusion of each of Elecsys’ subsequent 5 fiscal years (the Elecsys fiscal year in which this Transaction closes shall be the first such year), the percentage of gross revenue contributed to Elecsys by MBBS RFID technology (“MBBS Related Revenue”) relative to Elecsys’ overall gross revenue (the “Revenue Ratio”) shall be calculated.  The calculation of MBBS Related Revenue shall be as follows:

(i)

MBBS Related Revenue is defined as fifty-percent (50%) of the gross revenue from any order for products or services shipped or provided by Elecsys that contains or uses RFID technology that was developed, or was in development, by MBBS at the time of this Agreement (the “MBBS RFID Technology”).  This excludes any RFID technology acquired by Buyer independently of this Transaction, and any RFID technology wholly developed by Buyer after the date of this Agreement.  The parties agree that all MBBS RFID Technology is accurately described on Exhibit 7(a)(i)of this Agreement.  No technology will be deemed to be MBBS RFID Technology if it is not listed on Exhibit 7(a)(i).

(ii)

New RFID technology resulting from a material modification of MBBS RFID Technology will be deemed to be wholly developed after the date of this Agreement.

(b)

At the end of each of Elecsys’ subsequent 5 fiscal years, if the Revenue Ratio, calculated under Section 7(a), is greater than the percentage of the total cumulative outstanding Elecsys Common Stock issued to MBBS, or its designated entities, Buyer shall issue additional Elecsys Common Stock to MBBS, or its designated entities, in an amount that causes the Revenue Ratio and the percentage of the outstanding Elecsys Common Stock cumulatively issued to MBBS, or its designated entities, to be equal.  Provided however, that in no event shall the total number of shares of Elecsys Common Stock issued by Buyer under this Agreement exceed 800,000 shares (including the 175,000 shares issued at Closing and including any number of shares as to which cash is issued as a substitute pursuant to Section 8).

(c)

At the end of each of Elecsys’ subsequent 5 fiscal years, if the Revenue Ratio is less than or equal to the percentage of Elecsys Common Stock cumulatively issued to MBBS, or its designated entities, then no additional Elecsys Common Stock shall then be issued.

8.

Option to Provide Consideration in U.S. Dollars.  If the total number of shares of Elecsys Common Stock issued pursuant to this Agreement exceeds 659,000, notwithstanding the provisions of Section 7 above, Buyer may, at its sole discretion, elect to pay the additional consideration in U.S. Dollars instead of Elecsys Common Stock.  If Buyer so elects, the amount to be paid will be calculated by multiplying the number of shares of Elecsys Common Stock that would otherwise be issued under Section 7 above by the trailing 365-day average closing price for the preceding Elecsys fiscal year.

9.

Closing.  The closing (“Closing”) shall take place at the offices of MBBS, S.A. in Cortaillod, Neuchatel, Switzerland on June 30, 2009 (the “Closing Date”).  The Closing shall be effective as of 11:59 p.m. (23h59) local time on the Closing Date.

10.

Representations and Warranties of MBBS.  MBBS hereby represents and warrants to Buyer as to each of the following:

(a)

Authority.  Seller has the right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)

No Conflict.  Neither the execution nor delivery by the Seller of this Agreement nor the performance by the Seller of the transactions contemplated hereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the bylaws, articles of incorporation, or similar charter document of MBBS; (b) contravene, conflict with, constitute a default (or an event or condition that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Seller is a party or by which the Assets are bound; or (c) contravene, conflict with, or result in a violation of, any laws to which the Seller, or the Assets may be subject.

(c)

Ownership.  Seller is the sole owner of all Assets and all Assets will be assigned, transferred, conveyed and delivered to Buyer free and clear of any and all Liens.

(d)

Enforceability.  MBBS is a corporation duly organized, validly existing and in good standing under the laws of Switzerland.  MBBS has the full power and authority to perform hereunder, and to consummate the transactions contemplated hereby, without the necessity of any act, approval, or consent of any other person, entity, or governmental authority.  This Agreement, when executed, will constitute the valid and binding obligation of MBBS, enforceable against it according to its terms.

(e)

Compliance.  MBBS is not, and performance of its obligations hereunder will not cause it to be, in violation of any law, rule, regulation or court order, local state or federal, pertaining to the operation or conduct of its business.  There are no judgments, suits, actions, investigations or proceedings pending or threatened in any court or by any governmental authority or private arbitration tribunal against MBBS or the completion of the transaction contemplated herein, nor is there any basis for any of the foregoing.

(f)

Taxes.  MBBS has filed in true and correct form all federal, state, provincial, and local tax returns and other reports required to be filed, and has paid all taxes and assessments which have become due and payable, whether or not so shown on any such return or report.  MBBS has received no notice of, nor does MBBS have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing governmental authority. There are no audits pending with respect to MBBS and there are no outstanding agreements or waivers by or with respect to MBBS that extend the statutory period of limitations applicable to any federal, state, provincial, local or foreign tax returns or taxes for any period.  There are no determined tax deficiencies or proposed tax assessments against MBBS.

(g)

Creditors.  MBBS has paid all bills, invoices and other obligations due to all creditors of MBBS as of the Closing Date, and will promptly pay all bills, invoices and other obligations to all creditors of MBBS that may arise after the Closing Date.

(h)

Consents.  MBBS has obtained in writing all consents of third persons and governmental agencies necessary to permit the valid and effective sale, assignment, transfer and conveyance of the Assets to the Buyer.

(i)

Adverse Action.  There is no litigation, action, claim, proceeding or governmental investigation pending or threatened against MBBS which may have an adverse effect upon the Assets, the business conducted by MBBS, the transactions contemplated by this Agreement or the ability of the parties hereto to perform their respective obligations hereunder or under the agreements or instruments contemplated by this Agreement, nor is there any basis known for any such litigation, action, claim proceeding or governmental investigation, nor has MBBS been a party to any litigation, action, claim, proceeding or governmental investigation during the two (2) years prior to the Closing Date.

(j)

Asset Condition.  All of the tangible Assets are in good order, repair and operating condition subject, however, to the effect of ordinary wear and tear and depreciation arising from lapse of time or use with appropriate maintenance.

(k)

Investment Representations.

(i)

Acknowledgment.  MBBS understands and agrees that the Elecsys Common Stock to be issued pursuant to this Agreement has not been registered under the Securities Act or the securities laws of any state of the U.S. or any foreign jurisdiction and that the issuance of Elecsys Common Stock is being effected in reliance upon an exemption from registration afforded under Regulation D of the Securities Act for transactions by an issuer not involving a public offering.

(ii)

Status.  By its execution of this Agreement, MBBS represents and warrants to Buyer that it is an Accredited Investor.

(iii)

Reliance.  MBBS understands that the shares of Elecsys Common Stock are being offered and sold in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of MBBS set forth in this Agreement, in order that Buyer and Elecsys may determine the applicability and availability of the exemptions from registration of Elecsys Common Stock on which Elecsys is relying.

(iv)

Additional Representations and Warranties of Accredited Investors.  MBBS makes the representations and warranties to Buyer and Elecsys set forth on Exhibit 10(c)(iv).

11.

Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller as follows:

(a)

Organization and Qualification.  Buyer is duly organized, validly existing and in good standing under the laws of the State of Kansas, has all requisite authority to carry on its business as presently conducted, and to own, hold, and operate its properties and assets as now owned.

(b)

Authorization.  Buyer has all requisite authority and power to enter into this Agreement.  The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary corporate action and do not require from the Buyer Board or the stockholders of Buyer any consent or approval that has not been validly and lawfully obtained.

(c)

No Violation.  Neither the execution by Buyer of this Agreement nor the performance by Buyer of the transactions contemplated hereby will directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Articles of Incorporation or Bylaws of Buyer; (b) contravene, conflict with, constitute a default (or an event or condition that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which Buyer is a party or by which the properties or assets of Buyer are bound; (c) contravene, conflict with, or result in a violation of, any law or order to which Buyer, or any of the properties or assets owned or used by Buyer, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Buyer or that otherwise relate to the business of, or any of the properties or assets owned or used by, Buyer, except for any such contraventions, conflicts, violations, or other occurrences as would not have a material adverse effect on Buyer.

12.

Conditions to Obligation to Close.  Each and every obligation of Buyer and Seller to be performed in connection with the Closing on the Closing Date shall be subject to the satisfaction of the following conditions:

(a)

A Bill of Sale executed by Seller in the form attached hereto as Exhibit 12(a)selling, assigning and transferring to Buyer all right, title and interest in and to any and all property comprising Assets;

(b)

Seller shall provide written consents of any third parties necessary to permit the valid and effective sale, assignment, transfer and conveyance of the Assets in a form acceptable to Buyer;

(c)

The appropriate assignments necessary to transfer record ownership to Buyer of all of the intellectual property of MBBS, in a form acceptable to Buyer.

13.

Post Closing Agreements and Obligations.

(a)

At any time and from time to time after the Closing, at the Buyer’s request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer’s title to, the Assets, to put the Buyer in actual possession and operating control of the Assets, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

(b)

MBBS hereby agrees with Buyer that the certificates evidencing Elecsys Common Stock to be issued hereunder to MBBS and any certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO

THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(c)

MBBS will not transfer any Elecsys Common Stock absent an effective registration statement under the Securities Act and applicable securities laws of any other jurisdiction applicable covering the disposition of such Elecsys Common Stock without first providing Elecsys with an opinion of counsel (which counsel and opinion are reasonably satisfactory to Elecsys) to the effect that such transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable securities laws of any other jurisdiction.

(d)

MBBS understands and acknowledges that Elecsys may decline to permit the transfer of Elecsys Common Stock, unless MBBS complies with Section 13(c) and any other restrictions on transferability under applicable law.  MBBS consents to Elecsys making a notation on its records or giving instructions to any transfer agent of Elecsys’ Common Stock in order to implement the restrictions on transfer of Elecsys Common Stock.

14.

Indemnification and Resolution of Disputes.

(a)

Seller’s Indemnification.  MBBS agrees to defend, indemnify and hold harmless Buyer against, and in respect of, any and all loss, liability and expense resulting from: (i) the inaccuracy of any representation or breach of warranty or non-fulfillment of any obligation by MBBS under this Agreement; (ii) any liabilities, accounts payable or other obligations relating to its use of the Assets or its conduct of the ongoing business other than the Assumed Liabilities; and (iii) any and all actions, suits, proceedings, claims, demands, assessments, tax deficiencies, judgments, costs and expenses (including attorneys’ fees) incident to any of the foregoing provisions.

(b)

Buyer’s Indemnification.  Buyer agrees to defend, indemnify and hold harmless MBBS against, and in respect of, any and all loss, liability and expense resulting from (i) the inaccuracy of any representation or breach of warranty or non-fulfillment of any obligation by Buyer under this Agreement, and (ii) any act or negligence of Buyer, its officers, employees, and agents occurring subsequent to the Closing and directly related to its use of the Assets or its conduct of the ongoing business.

(c)

Claims Procedure.  Promptly after receipt by a party of written notice of a claim or the assertion or commencement of any litigation with respect to any matter referred to in paragraphs (a) or (b) above, that party shall give written notice of such claim to the other party and thereafter shall keep the other party reasonably informed with respect to that claim; provided, however, that failure of a party to give notice as provided in this section shall not relieve the other party of its obligations hereunder unless such failure prejudices or adversely effects the other party’s obligations hereunder.  If any litigation is brought against a party, the other party shall be entitled to participate in such litigation, at its own expense.  If a party assumes the defense of any litigation, it shall not settle the litigation unless the settlement shall include, as an unconditional term thereof, the giving by the claimant or plaintiff of a release of the other party, satisfactory to the other party, from all liability with respect to such litigation.

15.

Expenses and Fees.  Each party to this Agreement shall pay its own expenses incidental to the negotiation, preparation, execution and performance of this Agreement and the transaction contemplated hereby, including, but not limited to, the fees and expenses of their respective legal counsel, brokers and accountants.  MBBS shall pay any sales, use or transfer taxes or fees in connection with the transaction contemplated hereby.  In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party’s reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

16.

Voting Elecsys Stock.  MBBS agrees that, for so long as it is a stockholder of Elecsys Common Stock acquired pursuant to this Agreement, at every meeting at which a vote of the holders of Elecsys Common Stock occurs, to vote the Elecsys Common Stock to be issued under this Agreement in the same percentage as the overall vote cast by other Elecsys stockholders.  MBBS hereby grants to Elecsys an irrevocable proxy, deemed to be coupled with an interest, that authorizes the Board of Directors of Elecsys to appoint a proxy to vote the Elecsys Common Shares issued hereunder in accordance with this provision.

17.

Public Announcements.  Prior to the Closing Date, MBBS and Buyer shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby.

18.

Entire Agreement.  This Agreement constitutes the entire agreement among the parties and supersedes any and all other agreements, either oral or written, among the parties with respect to the subject matter hereof.

19.

Counterparts.  This Agreement may be executed in multiple counterparts.  Each shall be deemed an original and together the counterparts shall constitute but a single agreement.

20.

Governing Law.  This Agreement shall be considered in accordance with and be governed by the laws of the State of Kansas.

21.

Choice of Forum.  The Parties to this Agreement agree that any dispute arising among them under the terms of this Agreement, or out of the duties to be performed by the Parties to this Agreement, shall be resolved in the courts of the State of Kansas.  Those courts shall apply the whole law of the State of Kansas, without regard to conflicts of laws principles.

22.

Survival.  The provisions of this Agreement shall survive the Closing Date in accordance with the following provisions:

(a)

The warranties and representations made by each party in this Agreement shall survive for a period of thirty-six (36) months.

(b)

All agreements, covenants, and obligations on the part of each party to be performed or observed hereunder shall survive for a period specified by the applicable statute or period of limitations.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, intending to be legally bound.

MBBS, S.A.

Elecsys International Corporation

By: /s/ Andreas Schweitzer

By: /s/ Karl B. Gemperli

Name: Andreas Schweitzer

Name: Karl B. Gemperli

Title: Director

Title: President & Chief Executive Officer

Exhibit 1(a)

Definition of “Accredited Investor”

The term “accredited investor” means:

(1)

A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2)

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3)

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

(4)

A director or executive officer of Elecsys.

(5)

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.

(6)

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7)

A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8)

An entity in which all of the equity owners are accredited investors.

Exhibit 7(a)(i)

Schedule of “MBBS RFID Technology”

Patent Title	Patent or Application or Publication #	Priority	Status	Protection
Low power passive transponder	US 6891475 EP 1301898	07/2000	Granted in EU, USA	Chip P4057
High sensitivity reader	US 7014111 EP 1132032	07/2000	Granted in EU, USA	Reader
Transponder and reader system	US 7240838	12/2005	Granted in USA	System
Transponder and tool for reading and or writing data in said transponder	EP 1552471 US 10/531599	10/2002	Granted in EU, Applied in USA	Detachable Antenna
Compact Passive Transponder	EP 06763635.7 WO 2006/134082	06/2005	Applied in EU	Medical TAG process
Medical instrument and its identification Process	EP 05109502.4 EP 1774 917	10/2005	Applied in EU	Medical Instr. process
Watch case base and method for making same	EP 1470453 US 10/527817	12/2001	Granted in EU, Applied in USA	Application for watches
Stock management method and adapted devices	CH 694873	09/2000	Granted in Switzerland	Application for watches
Part of clothing containing an RFID element	CH 695637	06/2002	Granted in Switzerland	Application for clothing
Electronic label for identification of containers, and container and nozzle top comprising one such label	EP 1604330 US 7423531	03/2003	Applied in EU, Granted in USA	Application for perfumes

TAGs

MediTAG™ plastic 5.6 105 0051

MediTAG™ metal 7.4 103 0037

MediTAG™ 1/2 metal 6.6 103 0054

MediTAG™ container 50x39 (for Wagner containers) 103 0056

MediTAG™ container 88x42 (for Wagner containers) 103 0059

MediTAG™ container 50x18 (for Aesculap type containers) 103 0055

MediTAG™ container 50x39 (for Martin containers) 105 0050

MediTAG™ clip 40x35 (for trays) 103 0057

MediTAG™ tray 70x40 (for trays) 105 0059

Sticker TAG 34 RO 100 0001

Sticker TAG 34 RW2k 100 0004

Half metal TAG 7.4 RW2k 103 0038

Half metal TAG 42 RW512 103 0044

Half metal TAG 42 RW2k 103 0025

Plastic tie-wrap TAG RW512 105 0064

Plastic tie-wrap TAG RW2k 105 0077

Plastic TAG 5.6 RW512 105 0063

Plastic TAG 5.6 RW2k 105 0055

Plastic TAG 14 RW512 105 0075

Plastic TAG 14 RW2k 105 0076

Plastic TAG 9 RW512 105 0078

Plastic TAG 9 RW2k 105 0079

Aesculap Active MW Tag

Readers

Set L10-Zigbee-Wireless Reader 205 0031

L5-CF-WAP reader 205 0023

L5-CF-PDA reader 205 0017

L10-USB-Pen reader 205 0014

L10-USB-Tray reader 200 0016

L10-100PIN-WAP reader 205 0026

L10-100PIN-Pen-WAP reader 205 0028

L10-USB-ID-Pen-WAP reader 205 0037

Demo kits

Medical demo kit (consisting of # 109.0005, 109.0006, 105.0059, 103.0037, 205.0014, reconstitution kit demo software).

Exhibit 10(c)(iv)

ACCREDITED INVESTOR REPRESENTATIONS

MBBS further represents and warrants to Elecsys, as to itself and to all persons who own any of the equity of MBBS, as follows:

1.

Such Person qualifies as an Accredited Investor.

2.

Such Person has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Person’s interests in connection with the transactions contemplated by this Agreement.

3.

Such Person has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in Elecsys Common Stock.

4.

Such Person understands the various risks of an investment in Elecsys Common Stock and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in Elecsys Common Stock.

5.

Such Person has had access to Elecsys’s publicly filed reports with the SEC.

6.

Such Person has been furnished during the course of the transactions contemplated by this Agreement with all information regarding Elecsys that such Person has requested and all such information is considered by such Person to be sufficient for such Person to evaluate the risks of investing in Elecsys Common Stock.

7.

Such Person has been afforded the opportunity to ask questions of and receive answers concerning Elecsys and the terms and conditions of the issuance of Elecsys Common Stock.

8.

Such Person is not relying on any representations and warranties concerning Elecsys made by Elecsys or any officer, employee or agent of Elecsys, other than those contained in this Agreement.

9.

Such Person is acquiring Elecsys Common Stock for such Person’s own account, for investment and not for distribution or resale to others.

10.

Such Person will not sell or otherwise transfer Elecsys Common Stock, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

11.

Such Person understands and acknowledges that Elecsys is under no obligation to register Elecsys Common Stock for sale under the Securities Act.

12.

Such Person consents to the placement of a legend on any certificate or other document evidencing Elecsys Common Stock substantially in the form set forth in Section 4.2.5.

13.

Such Person represents that the address furnished by such Person in Exhibit A is such Person’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14.

Such Person understands and acknowledges that the purchase of shares of Elecsys Common Stock has not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning Elecsys that has been supplied to such Person and that any representation to the contrary is a criminal offense.

15.

Such Person acknowledges that the representations, warranties and agreements made by such Person herein shall survive the execution and delivery of this Agreement and the purchase of Elecsys Common Stock.

KCP-1699151-2

Exhibit 12(a)

Bill of Sale, Assignment, and Assumption Agreement

This Agreement is made as of June 30, 2009, between Elecsys International Corporation, a Kansas corporation (the “Buyer”), and MBBS, S.A. (“MBBS”), a company incorporated under the laws of Switzerland (collectively the “Seller”).  Unless otherwise indicated, capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, MBBS and Buyer have entered into that certain Asset Purchase Agreement, dated June 30, 2009 (the “ Asset Purchase Agreement”), pursuant to which, among other things, MBBS agreed to sell to Buyer and Buyer agreed to purchase from MBBS the Assets, and Buyer agreed to assume the sole responsibility to perform, satisfy and discharge all duties, obligations, terms, conditions and covenants regarding or in connection with the Assumed Liabilities.

NOW, THEREFORE, pursuant and subject to terms of the Asset Purchase Agreement and in consideration of the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.

MBBS hereby sells, assigns, conveys, transfers, and delivers to Buyer all of MBBS’ right, title, and interest in, to, and under the Assets and any goodwill associated with those Assets, and Buyer hereby purchases and accepts from MBBS, as of the date hereof, all right, title, and interest of MBBS in, to, and under the Assets and any goodwill associated with those Assets.

2.

Buyer hereby assumes responsibility to perform, satisfy and discharge all duties, obligations, terms, conditions and covenants arising after the Closing Date that MBBS is otherwise bound to perform, discharge or otherwise satisfy, to the extent and only to the extent such responsibilities, duties, obligations, terms, conditions and covenants are explicitly included in the Assumed Liabilities.

3.

From time to time, at the request of Buyer, MBBS will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged, and delivered, all such further acts, documents, and instruments that may reasonably be requested by Buyer to give full effect to the intent of this Agreement.

4.

This Agreement is being delivered pursuant to the Asset Purchase Agreement and will be construed consistently therewith.  This Agreement is not intended to, and does not, in any manner enhance, diminish, or otherwise modify the rights and obligations of the parties under the Asset Purchase Agreement.  To the extent that any provision of this Agreement conflicts or is inconsistent with the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement will govern.

5.

This Agreement may be executed in multiple counterparts (each of which will be deemed an original, but all of which together will constitute one and the same instrument), and may be delivered by electronic mail or facsimile transmission, with originals to follow.

6.

This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.

Notwithstanding anything in this Agreement or the Asset Purchase Agreement to the contrary, any and all obligations and liabilities of MBBS arising prior to June 30, 2009, whether accrued or contingent or due or not due, that are not specifically assumed herein and therein, shall be and remain the sole obligations and liabilities of MBBS, to pay and discharge, and Buyer shall not be obligated in any respect therefor.

8.

This Agreement in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Kansas.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

MBBS, S.A.

Elecsys International Corporation

By: /s/ Andreas Schweitzer

By: /s/ Karl B. Gemperli

Name: Andreas Schweitzer

Name: Karl B. Gemperli

Title: Director

Title: President & Chief Executive Officer